Exhibit 5.1

609 Main Street Houston, TX 77002 United States
+1 713 836 3600	Facsimile: +1 713 836 3601
www.kirkland.com

July 13, 2021

Vector Acquisition Corporation

One Market Street

Steuart Tower, 23rd Floor

San Francisco, California 94105

Dear Ladies and Gentlemen:

We have acted as special legal counsel to Vector Acquisition Corporation, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 25, 2021, pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Agreement and Plan of Merger, dated March 1, 2021 (as amended through the date hereof by that certain Amendment No. 1 dated May 7, 2021 and Amendment No. 2 dated June 25, 2021, and as it may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Rocket Lab USA, Inc., a Delaware corporation (“Rocket Lab”), and Prestige Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Rocket Lab (“Merger Sub”). Pursuant to the Merger Agreement, (i) the Company will change its jurisdiction of incorporation to Delaware (the “Domestication” and the Company following the Domestication, “Vector Delaware”) by effecting a deregistration under Part XII of the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), (ii) immediately following the Domestication, Vector Delaware will merge with Merger Sub (the “First Merger”) and will continue as the surviving corporation as a wholly owned subsidiary of Rocket Lab, and (iii) immediately following the First Merger, Vector Delaware will merge with Rocket Lab (the “Second Merger” and, together with the First Merger, the “Mergers”) and will continue as the surviving corporation. We refer herein to the Company following effectiveness of the Domestication as “Vector Delaware” and following the Mergers as “New Rocket Lab.”

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of, among other things, (i) up to 432,000,000 shares of common stock, par value $0.0001 per share, of New Rocket Lab (“New Rocket Lab Common Stock”), issuable in the Second Merger to the holders of Rocket Lab’s equity securities before the effective time of the First Merger (which amount includes the RSU Shares (as defined below)); (ii) 40,000,000 shares of New Rocket Lab Common Stock issuable in the Second Merger upon conversion of the shares of common stock of Rocket Lab issuable to Vector Delaware stockholders in the First Merger; (iii) 16,266,666 shares of New Rocket Lab Common Stock (the “New Rocket Lab Warrant Shares”) to be issued upon the exercise of the warrants to acquire shares of New Rocket Lab Common Stock (the “New Rocket Lab Warrants”) resulting from the conversion in the Second Merger of warrants to acquire shares of common stock of Rocket Lab; (iv) 1,651,951 restricted stock units of New Rocket Lab (the “New Rocket Lab RSUs”) into which the restricted stock units of Rocket Lab are to be converted in the Second Merger, which New Rocket Lab RSUs will be settled following vesting in shares of New Rocket Lab Common Stock (the “RSU Shares”); and (v) 16,266,666 New Rocket Lab Warrants. The shares of New Rocket Lab Common Stock referred to in clause (i) and clause (ii) above are collectively referred to as the “Consideration Shares.”

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Vector Acquisition Corporation

July 13, 2021

In connection with the preparation of this opinion, we have, among other things, read:

(a) a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(b) the Registration Statement;

(c) the form of proposed certificate of incorporation of Vector Delaware, to be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), in the form filed as Exhibit 3.2 (Annex C) to the Registration Statement (the “Vector Delaware Certificate of Incorporation”);

(d) the form of proposed certificate of incorporation of New Rocket Lab, to be filed with the Delaware Secretary of State (the “New Rocket Lab Certificate of Incorporation”), in the form filed as Exhibit 3.2 (Annex C) to the Registration Statement;

(e) the form of proposed Bylaws of New Rocket Lab, to be adopted by New Rocket Lab in connection with the Domestication (the “Bylaws”), in the form filed as Exhibit 3.3 (Annex D) to the Registration Statement;

(f) the form of proposed certificate of corporate domestication of the Company, to be filed with the Delaware Secretary of State (the “Certificate of Domestication”), in the form filed as Exhibit 4.5 to the Registration Statement;

(g) a copy of the Warrant Agreement, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Commission on September 30, 2020;

(h) a copy of the specimen warrant certificate, filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed by the Company with the Commission on September 18, 2020;

(i) such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein; and

(j) the form of RSU award agreement (the “RSU Agreement”).

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that:

1. Upon (i) the effectiveness of the Domestication and (ii) the filing of the Vector Delaware Certificate of Incorporation with the Delaware Secretary of State in connection with the Domestication, the Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), of the Company will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Class A common stock, par value $0.0001 per share, of Vector Delaware (the “Vector Delaware Class A Common Stock”).

Vector Acquisition Corporation

July 13, 2021

2. Upon (i) the effectiveness of the Domestication and (ii) the filing of the Vector Delaware Certificate of Incorporation with the Delaware Secretary of State in connection with the Domestication, the Class B ordinary shares, par value $0.0001 per share, of the Company will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Class B common stock, par value $0.0001 per share, of Vector Delaware.

3. Upon (i) the effectiveness of the Domestication and (ii) the filing of the Vector Delaware Certificate of Incorporation with the Delaware Secretary of State in connection with the Domestication, each issued and outstanding warrant of the Company to purchase Class A ordinary shares (the “Company Warrants”) will automatically convert by operation of law into warrants of Vector Delaware to purchase Vector Delaware Class A Common Stock (the “Vector Delaware Warrants”), and such Vector Delaware Warrants will be a valid and binding obligation of Vector Delaware, enforceable against Vector Delaware in accordance with their terms under the laws of the State of New York.

4. Upon (i) the effectiveness of the Domestication, (ii) the filing of the Vector Delaware Certificate of Incorporation with the Delaware Secretary of State in connection with the Domestication and (iii) the cancellation of each issued and outstanding unit of the Company that has not been previously separated into the underlying Class A ordinary share and underlying Warrant one-third of one Company Warrant, each underlying Class A ordinary share will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Vector Delaware Class A Common Stock and each underlying one-third of one Company Warrant will automatically convert by operation of law into Vector Delaware Warrants, and such Vector Delaware Warrants will be a valid and binding obligation of Vector Delaware, enforceable against Vector Delaware in accordance with their terms under the laws of the State of New York.

5. Upon (i) the effectiveness of the Domestication, (ii) the filing of the Vector Delaware Certificate of Incorporation with the Delaware Secretary of State in connection with the Domestication and (iii) the subsequent filing of the New Rocket Lab Certificate of Incorporation with the Delaware Secretary of State following the Mergers, the Consideration Shares (other than the RSU Shares) will be duly authorized, validly issued, fully paid and non-assessable.

6. Upon (i) the effectiveness of the Domestication, (ii) the filing with the Delaware Secretary of State of the Vector Delaware Certificate of Incorporation in connection with the Domestication, (iii) the subsequent filing of the New Rocket Lab Certificate of Incorporation following the Mergers and (iv) the exercise by the holders of New Rocket Lab Warrants and the payment of the exercise price pursuant to the Warrant Agreement, the New Rocket Lab Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

7. Upon (i) the effectiveness of the Domestication, (ii) the filing with the Delaware Secretary of State of the Vector Delaware Certificate of Incorporation in connection with the Domestication and (iii) the subsequent filing of the New Rocket Lab Certificate of Incorporation following the Mergers, each issued and outstanding New Rocket Lab Warrant will be a valid and binding obligation of New Rocket Lab, enforceable against New Rocket Lab in accordance with its terms under the laws of the State of New York.

Vector Acquisition Corporation

July 13, 2021

8. Upon (i) the effectiveness of the Domestication, (ii) the filing with the Delaware Secretary of State of the Vector Delaware Certificate of Incorporation in connection with the Domestication and (iii) the subsequent filing of the New Rocket Lab Certificate of Incorporation following the Mergers with the Delaware Secretary of State, the RSU Shares will be duly authorized, validly issued, fully paid and non-assessable upon the vesting and settlement of the New Rocket Lab RSUs in accordance with the terms of the applicable RSU Agreement.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement;

(b) the Company had the corporate power and authority to execute and deliver and has the corporate power and authority to perform all of its obligations under the Warrant Agreement;

(c) neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject; (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject; or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the laws of the State of New York or the DGCL);

(d) neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(e) prior to effecting the Domestication and prior to the issuance of securities by New Rocket Lab: (i) the shareholders of the Company will have approved, among other things, the Domestication; (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and (iii) any and all consents, approvals and authorizations, including from stockholders of Vector Delaware and Rocket Lab, will have been obtained; and

(f) the current draft of the Vector Delaware Certificate of Incorporation and the New Rocket Lab Certificate of Incorporation, in the forms thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will in each case be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL and the Vector Delaware Certificate of Incorporation, has been, or prior to the filing of the New Rocket Lab Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the New Rocket Lab Certificate of Incorporation.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as

Vector Acquisition Corporation

July 13, 2021

substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Consideration Shares (including the RSU Shares), the New Rocket Lab Warrant Shares and the New Rocket Lab Warrants.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP